Exhibit 25.1

securities and exchange commission

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

 a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch
Vice President
U.S. Bank National Association
Global Corporate Trust Services
Mailcode:  EP-MN-WS3C
60 Livingston Avenue
St. Paul MN  55107-2292
phone (651) 466-6619
(Name, address and telephone number of agent for service)

Revlon Consumer Products Corporation
SEE TABLE OF ADDITIONAL REGISTRANTS

(Issuer with respect to the Securities)

Delaware	13-3662953
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One New York Plaza New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

6.25% Senior Notes due 2024

(Title of the Indenture Securities)

Exact Name of Additional Registrants as Specified in their Respective Charters*	Jurisdiction of Incorporation/ Organization	IRS Employer Identification No.
Almay, Inc.	Delaware	2844
Art & Science, Ltd.	Illinois	2844
Bari Cosmetics, Ltd.	Delaware	2844
Beautyge Brands USA, Inc.	Delaware	2844
Beautyge U.S.A., Inc.	Delaware	2844
Charles Revson Inc.	New York	2844
Creative Nail Design, Inc.	California	2844
North America Revsale Inc.	New York	2844
OPP Products, Inc.	Delaware	2844
Realistic Roux Professional Products Inc.	Delaware	2844
Revlon Development Corp.	Delaware	2844
Revlon Government Sales, Inc.	Delaware	2844
Revlon International Corporation	Delaware	2844
Revlon Professional Holding Company LLC	Delaware	2844
RIROS Corporation	New York	2844
RIROS Group Inc.	Delaware	2844
Roux Laboratories, Inc.	New York	2844
Roux Properties Jacksonville, LLC	Florida	2844
SinfulColors, Inc.	Delaware	2844
DF Enterprises, Inc.	Delaware	2844
Elizabeth Arden, Inc.	Florida	2844
Elizabeth Arden (Financing), Inc.	Delaware	2844
Elizabeth Arden Travel Retail, Inc.	Delaware	2844
FD Management, Inc.	Delaware	2844
RDEN Management, Inc.	Delaware	2844
Elizabeth Arden International Holding, Inc.	Delaware	2844
Elizabeth Arden Investments, LLC	Delaware	2844
Elizabeth Arden NM, LLC	Delaware	2844
Elizabeth Arden USC, LLC	Delaware	2844
* Addresses and telephone numbers of principal executive offices are the same as those of Revlon Consumer Products Corporation described above.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 18th of October, 2016.

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

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Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

# CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 15, 2016, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

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Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

## CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 15, 2016, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 18, 2016

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2016

($000’s)

6/30/2016
Assets
Cash and Balances Due From Depository Institutions	$14,010,590
Securities	108,246,267
Federal Funds	68,244
Loans & Lease Financing Receivables	268,104,901
Fixed Assets	5,866,910
Intangible Assets	12,591,165
Other Assets	24,574,630
Total Assets	$433,462,707

Liabilities
Deposits	$327,848,275
Fed Funds	1,179,456
Treasury Demand Notes	0
Trading Liabilities	2,172,890
Other Borrowed Money	40,280,996
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	13,036,463
Total Liabilities	$388,318,080

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	30,049,363
Minority Interest in Subsidiaries	810,149
Total Equity Capital	$45,144,627

Total Liabilities and Equity Capital	$433,462,707

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